UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2014

DRIMEX INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-186510	39-2079723
(Commission File Number)	(I.R.S. Employer Identification No.)

5042 Wilshire Blvd #30184

Los Angeles, CA 90036

(Address of Principal Executive Offices, Zip Code)

(213) 805-5799
(Registrant's Telephone Number, Including Area Code)

 311 S Division Street

Carson City, NV 89703

(702) 425-5072

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On July 29, 2014, Vladimir Nedrygaylo, the principal shareholder of Drimex Inc. (the “Company”), consummated the transactions contemplated by the Stock Purchase Agreement dated as of June 25, 2014 which provided for the sale of 5,000,000 shares of common stock of the Company (the “Shares”) to Juanzi Cui (the “Purchaser”). The consideration paid for the Shares, which represent 84.7% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $325,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Mr. Nedrygaylo released the Company from all debts owed to him.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 29, 2014, in connection with the sale of the Shares, Vladimir Nedrygaylo resigned from all his positions as the sole officer and director of the Company. The Board of Directors of the Company elected Juanzi Cui as President, Chief Executive Officer, Chief Financial Officer and Secretary and as a director of the Company, to serve until her successors are duly appointed and qualified.

Juanzi Cui, age 45, has been the President of the Chongqing Municipal Health Management Association since March of 2014. Since 2011 she has been the Chairman of the Chongqing Huang Xin Technology Limited Liability Corporation. Since 2007 she has been the Vice President and Secretary General of Dietitians Association of Chongqing. Since 2006 she is the Chief Executive Officer and President of the Chongqing City Ziman Nutrition and Health Vocational Training School.

Except as described herein, there are no related party transactions involving Juanzi Cui that would require disclosure pursuant to Regulation S-K Item 404(a).

There are no arrangements or understandings between Juanzi Cui and any other persons pursuant to which she was selected as an officer or director of the Company.

Currently, and for the past ten years, Mrs. Cui has not been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1	Stock Purchase Agreement dated June 25, 2014, among Vladimir Nedrygaylo, Juanzi Cui and Drimex Inc.

Exhibit 10.2	Release executed by Vladimir Nedrygaylo

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIMEX INC.

Date: July 29, 2014	By	/s/ Juanzi Cui
	Name:	Juanzi Cui
	Title:	President and Chief Executive Officer

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